Exhibit 10.14
INDEMNIFICATION AGREEMENT
          Indemnification Agreement, dated as of ___, 2007, between Superior Offshore International, Inc., a Delaware corporation (“the Company”), and                                         (the “Indemnitee”).
          WHEREAS, the Company wishes to attract as its directors and officers the most capable persons available and to induce such persons to continue to serve the Company;
          WHEREAS, the Indemnitee has been requested by the Company to, and in reliance on this Agreement is willing to, act as a director and/or officer of the Company;
          WHEREAS, the parties desire that the Company provide indemnification (including advancement of expenses) to Indemnitee against any and all liabilities asserted against Indemnitee to the fullest extent permitted by the Delaware General Corporation Law and any other law (including statutory law and law established by judicial decision) of the State of Delaware (collectively, “Law”), as the Law presently exists and may be expanded from time to time;
          NOW, THEREFORE, the parties hereto agree as follows:
          1. Indemnity.
      (a) The Company shall indemnify the Indemnitee when the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such action, suit or proceeding (including punitive and similar damages, to the extent permitted by Law) if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that the Indemnitee’s conduct was unlawful.
      (b) The Company shall indemnify the Indemnitee when the Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or suit if the Indemnitee acted in good faith and in a manner that the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification pursuant to this Section 1(b) shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
      (c) For purposes of this Agreement, the term “Company” includes any constituent corporation (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term “other enterprise” includes any corporation, partnership, joint venture, trust or employee benefit plan; service “at the request of the Company” includes service as a director, manager, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, manager, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company.
          2. Period of Indemnity. The indemnification and expense reimbursement obligations of the Company contained herein shall continue for so long as the Indemnitee may be or become subject to any threatened or filed action, suit or proceeding covered by such obligations.
          3. Notification. Promptly after receipt by the Indemnitee of notice of the commencement of any action, suit or proceeding, the Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Agreement, notify the Company of the commencement thereof, but failure to do so will not relieve the Company from any obligation hereunder.
          4. Defense of Claim. Subject to the provisions of subparagraph (b) below and the consent of the Company (which consent shall not be unreasonably withheld), the Indemnitee shall be entitled to select the Indemnitee’s own counsel in any threatened or filed action, suit or proceeding. If there is more than one defendant in a particular action, suit or proceeding and the Company assumes control of the defense thereof pursuant to this Section 4, the Indemnitee agrees to cooperate with the Company in the selection of primary defense counsel. With respect to any action, suit or proceeding:
      (a) The Company shall be entitled to participate therein at its own expense.
      (b) To the extent that it may wish, jointly with any other indemnifying party, the Company shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the Indemnitee. The Indemnitee shall have the right, but not the obligation, to employ its own counsel in such action, suit or proceeding at the expense of the Company.
      (c) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding effected without the Company’s written consent (which consent shall not be unreasonably withheld). The Company shall not settle any action, suit or proceeding in any manner that would impose any expense, penalty or limitation on the Indemnitee without the Indemnitee’s written consent. Neither the Company nor the Indemnitee may unreasonably withhold its consent to any proposed settlement.
          5. Advancement and Repayment of Expenses. Expenses, including attorneys’ fees, incurred by the Indemnitee in connection with any action, suit or proceeding and in respect of which a claim is made against the Company under this Agreement shall be paid by the Company (to the extent not paid by another indemnifying party) as they are incurred by the Indemnitee and in any event in advance of the final disposition of such action, suit or proceeding, within 14 days after the receipt by the Company from the Indemnitee of a Statement of Undertaking in substantially the form set forth in Exhibit A, in which the Indemnitee (1) states that the Indemnitee has reasonably incurred actual expenses in defending a civil, criminal, administrative, or investigative action, suit or proceeding and (2) undertakes to repay such amount if it shall ultimately be determined that the Indemnitee is not entitled to be indemnified by the Company.
          6. Enforcement. If a claim under this Agreement is not paid in full by the Company, subject to the provisions of this Agreement, the Indemnitee may bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall also be entitled to be reimbursed for all expenses actually and reasonably incurred by the Indemnitee in connection with the prosecution of such claim.
          7. Nonexclusivity. The indemnification and expense reimbursement rights of the Indemnitee under this Agreement shall not be deemed exclusive, and the Indemnitee may resort to any other indemnification and expense reimbursement right available to the Indemnitee under the Amended and Restated Certificate of Incorporation or By-laws of the Company, any insurance policy, applicable law or otherwise.
          8. No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent that the Indemnitee has otherwise actually received payment (under the Amended and Restated Certificate of Incorporation or By-laws of the Company, any insurance policy or otherwise) of amounts otherwise indemnifiable hereunder.
          9. Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (under any insurance policy or otherwise), who shall execute all papers required and shall do everything necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

          10. Severability. If any provision of this Agreement shall be held to be or shall, in fact, be invalid, inoperative or unenforceable as applied to any particular case or in any particular jurisdiction, for any reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other distinguishable case or jurisdiction, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity, inoperability or unenforceability of any one or more phrases, sentences, clauses or Sections contained in this Agreement shall not affect any other remaining part of this Agreement.
          11. Governing Law; Binding Effect; Amendment or Termination.
      (a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware.
      (b) This Agreement shall be binding upon the Indemnitee and upon the Company and its successors and assigns, and shall inure to the benefit of the Indemnitee and his heirs, personal representatives, executors and administrators and to the benefit of the Company and its successors.
      (c) No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.
          12. Notices. All notices, requests, demands, and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, if delivered by commercial courier and signed for by or on behalf of the party to whom said notice or other communication shall have been directed, or if mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is so mailed:
      (a) if to the Indemnitee, to:

Name:

Address:

      or to such other address as may be furnished to the Company by the Indemnitee by like notice; or
      (b) if to the Company, to:
      Superior Offshore International, Inc.
      900 S. College Road, Suite 301
      Lafayette, Louisiana 70503
      Attention: General Counsel

     with a copy to (which copy shall not constitute notice):

     Bracewell & Giuliani LLP
      711 Louisiana Street, Suite 2300
      Houston, Texas 77002-2770
      Attention: William S. Anderson
      or to such other address as may be furnished to the Indemnitee by the Company by like notice.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

SUPERIOR OFFSHORE INTERNATIONAL, INC.

By:

Name:
Title:

Name: ,
as the Indemnitee

EXHIBIT A
STATEMENT OF UNDERTAKING

STATE OF	§

§
COUNTY OF	§

     I,                                         , being first duly sworn, depose and say as follows:
     1. This Statement of Undertaking is submitted pursuant to the Indemnification Agreement dated                                         , between Superior Offshore International, Inc., a Delaware corporation (“Company”), and me.
     2. I am requesting the advancement of certain actual expenses which I have reasonably incurred in defending a civil, criminal, administrative or investigative action, suit or proceeding by reason of the fact that I am or was a director, officer, employee or agent of the Company or I am serving or have served at the request of the Company as a director, manager, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise.
     3. I hereby undertake to repay this advancement of expenses if it is ultimately determined that I am not entitled to be indemnified by the Company.
     4. I am requesting the advancement of expenses in connection with the following action, suit or proceeding:
     I have executed this Statement of Undertaking on                                         .

Signature

Print Name

A-1

     Subscribed and sworn to before me on                                        .

Notary Public in and for
said state and county
My commission expires:

A-2